EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-50849, 333-68147, 333-82679, 333-91771, 333-91951, 333-51644, 333-74252, 333-101542, 333-101846, 333-102063, 333-120084, and 333-120085) of Applied Biosystems Inc. of our report dated August 27, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 27, 2008 relating to the financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Consolidating Financial Data” in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
August 27, 2008